PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
July 14, 2020

Contact:       Dana Perlman
Treasurer, Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. ANNOUNCES MEASURES TO STREAMLINE ITS NORTH AMERICAN OPERATIONS

New York, New York - PVH Corp. [NYSE: PVH] announced plans to streamline its North American operations to better align its business with the evolving North American retail landscape, which has been accelerated by the COVID-19 pandemic. The Company’s actions include exiting its 162 outlet store Heritage Brands Retail business and reducing its office workforce by approximately 450 positions or 12%. The North America office workforce reductions are across all three brand businesses and corporate functions and are expected to result in annual cost savings of approximately $80 million. The Heritage Brands Retail stores are expected to operate through mid-2021.

“The structural changes occurring in the North American retail landscape have required us to take a hard look at our North American operations and identify where we can optimize costs across our business model,” said Manny Chirico, Chairman and CEO, PVH. “As a result, we are making the incredibly difficult decisions to close our Heritage Brands Retail business and eliminate a significant number of positions throughout our North American organization to align with the lower revenue base. We did not take these decisions lightly, as our Heritage Brands Retail business is our oldest retail business yet no longer met appropriate return metrics. We would like to express our deepest gratitude to all of our impacted associates for their support, loyalty and contributions over the years.”

Stefan Larsson, President, PVH commented, “While these decisions are always challenging, they are strategically important for the long-term health of PVH. The COVID-19 crisis is dramatically reshaping the retail landscape in ways that we believe will be long-term in nature and far-reaching in terms of consumer purchasing behavior. We are adapting our businesses and rebalancing our cost base to improve our competitiveness and financial profile and, where appropriate, are reallocating resources to our businesses that drive greater returns. We continue to focus on delivering sustainable, profitable long-term growth for all of our stakeholders, and we will continue to advance our business by looking for additional efficiencies.”

The Company expects to incur pre-tax charges of approximately $80 million over the next 12 months in connection with these actions, of which approximately $10 million is expected to be noncash. The remaining cash outflows are expected to occur over the next 12 months. The charges primarily consist of severance, lease termination costs, inventory markdowns and noncash asset impairments.

About PVH Corp.
PVH is one of the most admired fashion and lifestyle companies in the world. We power brands that drive fashion forward – for good. Our brand portfolio includes the iconic CALVIN KLEIN, TOMMY HILFIGER, Van Heusen, IZOD, ARROW, Warner’s, Olga and Geoffrey Beene brands, as well as the digital-centric True&Co. intimates brand. We market a variety of goods under these and other nationally and internationally known owned and licensed brands. PVH has over 40,000 associates operating in over 40 countries and $9.9 billion in annual revenues in 2019. That's the Power of Us. That’s the Power of PVH.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, and other factors; (iv) the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from acquisitions; (v) quota restrictions, the imposition of safeguard controls and the imposition of duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, such as the recently imposed tariffs and threatened increased tariffs on goods imported into the U.S. from China, any of which, among other things, could limit the ability to produce products in cost-effective countries or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (vi) the availability and cost of raw materials; (vii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (viii) changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (ix) disease epidemics and health related concerns, such as the current COVID-19 pandemic, which could result in (and, in the case of the COVID-19 pandemic, has resulted in some of the following) supply chain disruptions due to closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in affected areas, closed stores, reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure, or governments impose mandatory business closures, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result (or, with respect to the COVID-19 pandemic, could continue to result) in noncash impairments of the Company’s goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (x) acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the ability to operate effectively and profitably the Company’s continuing businesses after the sale or other disposal of a subsidiary, business or the assets thereof; (xi) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xii) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xiii) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xiv) the impact of new and revised tax legislation and regulations; and (xv) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimates regarding the costs and charges to be incurred in connection with the actions discussed in this press release.